Exhibit 15

Telvent Announces Dividend Payment
Madrid, May 24, 2007 — Telvent GIT, S.A. (NASDAQ: TLVT), the Global RealTime IT Company, today announced that a cash dividend of € 0.30 per share recommended by the board of directors was approved at the Ordinary Shareholders Meeting, held on May 24, 2007. The dividend is payable to shareholders of record on June 8, 2007, and will be payable in U.S. dollars on June 20, 2007, at the official exchange rate set by the Spanish “Boletín Oficial del Estado” for May 24, 2007.
About Telvent
Telvent (NASDAQ: TLVT), the Global RealTime IT Company, specializes in high value-added products, services and integrated solutions for the Energy, Transportation, Environment and Public Administration industry segments, as well as Global IT Services. Its innovative technology and client-proven expertise enable the efficient and secure real-time management of operational and business processes for industry-leading companies worldwide (www.telvent.com).
Investor Relations Contacts:
Ana Plaza
Phone: +34 902 33 55 99
Email: ana.plaza@telvent.abengoa.com
Mark Jones
Phone: +1 646 284-9414
Email: mjones@hfgcg.com
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 30, 2007.